Randall C. Stuewe, Chairman and CEO John O. Muse, EVP Chief Financial Officer Melissa A. Gaither, VP IR and Global Communications Second Quarter 2016 Earnings Conference Call August 12, 2016 Exhibit 99.2

2 This presentation contains “forward-looking” statements regarding the business operations and prospects of Darling Ingredients Inc. and industry factors affecting it. These statements are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “could,” “may,” “will,” “should,” “planned,” “potential,” “continue,” “momentum,” and other words referring to events that may occur in the future. These statements reflect Darling Ingredient’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs like the Renewable Fuel Standards Program (RFS2), low carbon fuel standards (LCFS) and tax credits for biofuels both in the Unites States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of Bird Flu including, but not limited to H5N1 flu, bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign regulations (including, without limitation, China) affecting the industries in which the Company operates or its value added products (including new or modified animal feed, Bird Flu, PED or BSE or similar or unanticipated regulations); risks associated with the renewable diesel plant in Norco, Louisiana owned and operated by a joint venture between Darling Ingredients and Valero Energy Corporation, including possible unanticipated operating disruptions and issues related to the announced expansion project; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, including our ongoing enterprise resource planning project; risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; uncertainty regarding the likely exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. Safe Harbor Statement

3 $859.3 $779.6 $420 $520 $620 $720 $820 $920 Revenue Quarterly Consolidated Revenue 2Q15 1Q16 2Q16 $877.3 • Revenue increase driven by higher finished product pricing for Global fats and proteins in the feed segment • Global raw material volumes continue to be strong • Revenue increase driven by higher finished product pricing for Global fats and proteins in the feed segment • Global raw material volumes continue to be strong Gross Profit and Margin 19.00% 19.50% 20.00% 20.50% 21.00% 21.50% 22.00% 22.50% 23.00% 23.50% $140.0 $150.0 $160.0 $170.0 $180.0 $190.0 $200.0 $210.0 2Q15 1Q16 2Q16 Gross Profit Gross Margin 22.83% 22.23% 23.18% $ 1 8 0. 7 $ 2 0 0 .2 $ 1 9 1. 0 Earnings Summary

2016 Second Quarter Overview

4

- **Net income strong - $32.0 million in Q2 vs. $1.1 million in Q1 of 2016**
- **Net Sales higher - $877.3 million in Q2 vs. $779.6 million in Q1 of 2016**
- **EPS at $0.19 per diluted share**
- Adjusted EBITDA - $ 124.0 million in Q2 vs. $ 98.9 million in Q1 16
- DGD Joint venture EBITDA was $18.3 vs. $9.6 in Q1 16
- Global raw material volumes for all segments were strong
- Feed Segment improvement attributable to strong performances across Global Rendering businesses, Bakery Feeds, and Restaurant Services
- Fuel Segment consistent with Canada biodiesel solidly profitable
- Food Segment turned in consistent performance in light of easing Rousselot earnings
- SG&A reductions taking hold
- Paid down $49.9 mm of debt during the quarter

DARLING INGREDIENTS

Adjusted EBITDA

5

Adjusted EBITDA and Pro Forma Adjusted EBITDA	Three Months Ended - Sequential				Six Months Ended - Year over Year			
(US$ in thousands)	July 2, 2016		April 2, 2016		July 2, 2016		July 4, 2015	
Net income attributable to Darling	$	31,999	$	1,079	$	33,078	$	3,189
Depreciation and amortization		69,531		72,256		141,757		132,643
Interest expense		23,980		23,901		47,881		57,394
Income tax expense/(benefit)		7,983		1,863		9,846		6,780
Foreign currency loss		8		2,603		2,595		838
Other expense, net		2,373		1,305		3,678		1,708
Equity in net (income)/loss of unconsolidated subsidiaries		(13,852)		(5,643)		(19,495)		(2,364)
Net income attributable to noncontrolling interests		1,992		1,584		3,576		3,572
Adjusted EBITDA	$	123,998	$	98,948	$	222,946	$	203,760
Acquisition and integration-related expenses		70		331		401		6,527
Pro forma Adjusted EBITDA (Non-GAAP)	$	124,068	$	99,279	$	223,347	$	210,287
Foreign currency exchange impact *(1)*	$	(2,182)	$	-	$	1,517	$	-
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$	121,886	$	98,844	$	224,864	$	210,287
DGD Joint Venture Adjusted EBITDA (Darling's Share)	$	18,331	$	9,629	$	27,960	$	10,255

(1) Foreign currency exchange rates held constant for comparable quarters (€1.00:USD$1.10435 rate April 2, 2016 quarter; €1.00:USD$1.10561 rate July 4, 2015 six months).

Note: See slide 22 for information regarding Darling's use of Non-GAAP measures.

DARLING INGREDIENTS

o Continuing focus on margin management • Operational Excellence; organic growth; and bio-fuel maximization o Target debt reduction of $150 million in 2016: year-end target total debt leverage ratio below 4.00 o Paid down debt by $49.9 million in quarter o Working Capital decreased slightly over Q1, but the target change in Working Capital remains a $20 million improvement year over year o CAPEX target of $215 million for 2016; YTD CAPEX spend at $56.0 million • Two new USA rendering plants completed and in commissioning phase o SG&A targeted at $81.5 million/quarter run rate: Q2 at $76.2 million 6 2016 Strategy – “Delever and Grow”

7 Cash Flow Statement Six Months Ended (US$ in thousands) July 2, 2016 Adjusted EBIDTA $ 222,946 Uses: Cap-Ex (109,406) Acquisitions (8,511) Proceeds from Stock Issuance 143 Stock Repurchase (5,000) Borrowings, net of repayments (48,185) Deferred Loan Costs 0 Cash Interest (10-Q) (41,813) Cash Taxes (10-Q) (11,799) Accounts Receivable (20,081) Income Tax 1,559 Inventory and Prepaid (19,501) Accounts Payable and Accrued Expenses 30,989 Increase in Cash (931) Other 9,590 Adjusted EBITDA $ (222,946) Cash Flow Statement

Debt Summary Balance Sheet Highlights Leverage Ratios Net Debt on Balance Sheet 8 (1) Total Debt now adjusted to reflect deferred loan cost amortization. (2) Total Debt includes 4.75% euro bond and Canadian debt which is FX adjusted quarterly. (US$, in thousands) July 2, 2016 Cash (includes restricted cash of $312) 158,127$ Accounts receivable 399,877 Total Inventories 364,362 Net working capital 537,460 Net property, plant and equipment 1,528,387 Total assets 4,859,894$ Total debt 1,905,334$ Shareholders' equity 2,058,076$ (US$, in thousands) July 2, 2016 Amended Credit Agreement Revolving Credit Facility 3,869$ Term Loan A 247,141 Term Loan B 579,460 5.375% Senior Notes due 2022 491,682 4.750% Euro Senior Notes due 2022 562,465 Other Notes and Obligations 20,717 Total Debt: 1,905,334$ July 2, 2016 Actual Credit Agreement Total Debt to EBITDA: 4.10 5.50 Secured Debt to EBITDA: 1.78 3.25 (US$, in thousands) Fiscal 2015 2Q 2016 Total Debt (1)(2) 1,931,017$ 1,905,334$ Available Cash (156,884)$ (157,815)$ Year End Net Debt Balance 1,774,133$ 1,747,519$ Balance Sheet Highlights and Debt Summary

Operational Overview – Q2 2016 9 Non-GAAP EBITDA Margin Feed o Global protein and fat prices rallied in concert with Soy complex before softening late in quarter o Feed demand strong for both proteins and fats o Global rendering volumes solid with continued growth in poultry tonnage o Bakery Feeds delivers strong quarter with favorable hedge positions o Restaurant Services delivered improved performance with strong demand from biofuels Note: Cost of Sales includes raw material costs, collection costs and factory costs. EBITDA Bridge Q1-2016 to Q2-2016 (millions) 0 2 4 6 8 10 12 14 16 18 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 14.3% 12.2% 15.4% 14.6% 11.5% $60.4 $1.0 $2.2 $1.3 $83.5 $82.5 $58.3 0 20 40 60 80 100 120 EBITDA Q1 16 Price / Yield Volumes Cost of Sales Other Adjusted EBITDA FX Impact EBITDA Q2 16 (39.7) US$ and metric tons (millions) Q2 2015 Q3 2015 Q4 2015 Total 2015 Q1 2016 Q2 2016 Seq. % Change Revenue $529.4 $525.2 $472.2 $2,074.3 $476.2 $542.9 14.0% Gross Margin 124.5 116.2 96.7 460.9 103.5 126.8 22.5% Gross Margin % 23.5% 22.1% 20.5% 22.2% 21.7% 23.4% Operating Income 35.4 35.6 10.1 116.5 13.9 41.4 197.8% EBITDA (1) 75.9 76.5 54.4 282.3 58.3 83.5 43.2% Raw Material Pr cessed (million metric tons) 1.83 1.86 1.89 7.45 1.97 1.97 0.0% (1) Does not include Unconsoli ated Subsidiaries EBITDA. Feed Segment

Yellow Grease-UCO o Sharp increase in pricing with strong bio fuel and feed demand o LCFS markets beginning to stabilize with sufficient nearby supply o Excellent global feed demand Protein price improvement over 1Q 2016 o Meat and bone meal price recovering over 48% from last quarter o Feed formulations opening to lower protein pricing pushing closer to soymeal o Poultry Meal Pet Food premiums hold strong but feeling demand pressure from the aquaculture industry 10 QTR. Over QTR. Year Over Year Comparison Q1-2016 Q2-2016 % Q2-2015 Q2-2016 % Average Jacobsen Prices (USD) Avg. Avg. Change Avg. Avg. Change Bleachable Fancy Tallow - Chicago Renderer / cwt $27.07 $32.57 20.3% $29.18 $32.57 11.6% Yellow Grease - Illinois / cwt $21.25 $26.77 26.0% $23.24 $26.77 15.2% Meat and Bone Meal - Ruminant - Illinois / ton $220.98 $328.26 48.5% $348.88 $328.26 -5.9% Poultry By-Product Meal - Feed Grade - Mid South/ton $249.10 $305.58 22.7% $426.94 $305.58 -28.4% Poultry By-Product Meal - Pet Food - Mid South/ton $506.31 $557.81 10.2% $521.50 $557.81 7.0% Feathermeal - Mid South / ton $277.21 $358.91 29.5% $499.13 $358.91 -28.1% Average Wall Street Journal Prices (USD) Corn - Track Central IL #2 Yellow / bushel $3.55 $3.75 5.7% $3.51 $3.75 6.9% Average Thomson Reuters Prices (USD) Palm oil - CIF Rotterdam / metric ton $632 $702 11.1% $650 $702 8.0% Soy meal - CIF Rotterdam / metric ton $328 $409 24.6% $396 $409 3.3% 2016 Finished Product Pricing Feed Segment Ingredients January February March Q1 Avg. April May June Q2 Avg. July Bleachable Fancy Tallow - Chicago Renderer / cwt $23.53 $27.10 $30. 9 $27.07 $32 93 $32.81 $31.64 $32.57 $29.95 Yellow Grease - Illinois / cwt $19.03 $20.89 $23.51 $21.25 $26.40 $27.56 $25.95 $26.77 $24.54 Meat and Bone Meal - Ruminant - Illinois / ton $184.74 $198.38 $272.84 $220.98 $314.17 $305.00 $356.59 $328.26 $378.75 Poultry By-Product Meal - Feed Grade - Mid South/ton $247.11 $235.00 $263.64 $249.10 $308.10 $296.79 $307.73 $305.58 $380.88 Poultry By-Product Meal - Pet Food - Mid South/ton $498.03 $497.50 $521.48 $506.31 $573.81 $505.83 $588.64 $557.81 $649.38 Feathermeal - Mid South / ton $255.39 $244.88 $325.45 $277.21 $409.88 $319.05 $342.73 $358.91 $476.88 2016 Cash Corn Pricing Competing Ingredient for Bakery Feeds and Fats January February March Q1 Avg. April May June Q2 Avg. July Corn - Track Central IL #2 Yellow / bushel $3.58 $3.54 $3.52 $3.55 $3.63 $3.77 $3.85 $3.75 $3.28 European Benchmark Pricing 2016 January February March Q1 Avg. April May June Q2 Avg. July Palm oil - CIF Rotterdam / metric ton $565 $646 $686 $632 $720 $702 $684 $702 $648 Soy meal - CIF Rotterdam / metric ton $339 $326 $320 $328 $341 $420 $465 $409 $439 2016 Average Jacobsen Prices (USD) 2016 Average Wall Street Journal Prices (USD) 2016 Average Thomson Reuters Prices (USD)

Note: Cost of Sales includes raw material costs, collection costs and factory costs. Non-GAAP EBITDA Margin Food Operational Overview – Q2 2016 11 EBITDA Bridge Q1-2016 to Q2-2016 (millions) Rousselot gelatin performance slightly off Q1 • softening in China • improved availability of raw material in South America and FX positively impacted performance • steady performance in Europe and USA Sonac edible fats margins stable with volatile Palm Oil markets and some raw material being diverted to China CTH casings strong sales in quarter and improvement over Q1 0 2 4 6 8 10 12 14 16 18 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 10.7% 14.4% 15.6% 13.7% 11.4% $37.4 $0.8 $36.6 $3.8 $38.6 $0.2 $18.1 0 10 20 30 40 50 60 EBITDA Q1 16 Price / Yield Volumes Cost of Sales Other Adjusted EBITDA FX Impact EBITDA Q2 16 (24.1) US$ and metric tons (millions) Q2 2015 Q3 2015 Q4 2015 Total 2015 Q1 2016 Q2 2016 Seq. % Change Revenue $283.4 $269.2 $272.1 $1,094.9 $247.9 $272.1 9.8% Gross Margin 60.2 54.8 62.9 231.4 62.3 57.8 -7.2% Gross Margin % 21.2% 20.4% 23.1% 21.1% 25.1% 21.3% Operating Incom 15.5 11.6 23.3 61.2 21.9 19.6 -10.5% EBITDA 32.3 28.7 39.1 128.1 38.6 37.3 -3.4% Raw Material Proc ssed (million metric tons) 0.28 0.26 0.26 1.07 0.27 0.27 0.0% Food Segment

Operational Overview – Q2 2016 Non-GAAP EBITDA Margin Fuel o Rendac delivers normal performance with steady volumes o Ecoson digester performing nicely while demand for our refined fat for biofuels improved in the quarter o Biodiesel-Canada delivered a profitable performance 12 Note: Cost of Sales includes raw material costs, collection costs and factory costs. EBITDA Bridge Q1-2016 to Q2-2016 (millions) $13.0 $3.5 $0.1 $12.9 $0.9 $13.8 6 8 10 12 14 ($0.2) EBITDA Q1 16 Price / Yield Volumes Cost of Sales Other Adjusted EBITDA FX Impact EBITDA Q2 16 ($3.5) 0 5 10 15 20 25 30 35 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 11.8% 23.4% 18.5% 29.4% 22.2% Adjusted EBITDA Margins for normalized Blender’s Tax Credit in Pro forma EBITDA and in Revenues for 2015 would represent: 21.9% Q2 15 14.8% Q3 15 23.3% Q4 15 US$ and metric tons (millions) Q2 2015 Q3 2015 Q4 2015 Total 2015 Q1 2016 Q2 2016 Seq. % Change Revenue $46.5 $59.3 $65.4 $228.2 $55.6 $62.2 11.9% Gross Margin 6.3 11.4 20.2 51.1 14.9 15.6 4.7% Gross Margin % 13.5% 19.2% 30.9% 22.4% 26.80 25.10 Operating Income 2.0 0.2 12.5 17.2 6.1 6.6 8.2% EBITDA (1) 8.6 7.0 19.2 43.9 13.0 13.8 6.2% Raw Material Processed * (million metric tons) 0.29 0.27 0.31 1.17 0.28 0.30 7.1% (1) Does not include DGD EBITDA * Excludes raw material processed at the DGD joint venture. Fuel Segment

 DGD earnings recovered in Q2 2016  Q2 2016 EBITDA: $36.7 million entity level or $18.3 million Darling’s share  Escalating fat prices ,volatile heating oil and stagnant RIN’s weighed on earnings  $156 million tax credit received and a partner dividend of $25 million each received April 2016  Current total debt in JV stands at $85.6 million. Total cash of $82.9 million at the end of June.  Final engineering phase progressing on major expansion announced in April increasing output from 160 million gallons annually to 275 million. Expected completion in Q4 2017. 13 US$ (millions) Q2 2015 Q3 2015 Q4 2015 Total 2015 Q1 2016 Q2 2016 EBITDA (Darling's share) 7.9 (8.3) 86.6 $89 9.6 18.3 Gallons Produced 41.9 41.5 37.9 158.8 28.5 43.8 Diamond Green Diesel (50% Joint Venture) Diamond Green Diesel (DGD)

Appendix – Additional Information

15

Feed Ingredients Segment

Change in Net Sales – Three Months Ended (Sequential 1Q16 over 2Q16)

Change in Net Sales - 1Q16 to 2Q16	Fats	Proteins	Other	Total Rendering	Used Cooking Oil	Bakery	Other	Total
Net Sales Three Months Ended April 2, 2016	**$ 125.3**	**$ 172.0**	**$ 66.6**	**$ 363.9**	**$ 34.4**	**$ 54.5**	**$ 23.4**	**$ 476.2**
Changes:								
Increase/(Decrease) in sales volumes	2.2	10.2	-	12.4	0.9	0.5	-	13.8
Increase/(Decrease) in finished good prices	24.2	14.3	-	38.5	6.4	1.3	-	46.2
Decrease due to currency exchange rates	1.3	2.6	1.2	5.1	0.1	-	-	5.2
Other change	-	-	2.6	2.6	-	-	(1.0)	1.6
Total Change:	**$ 27.7**	**$ 27.1**	**$ 3.8**	**$ 58.6**	**$ 7.4**	**$ 1.8**	**$ (1.0)**	**$ 66.8**
Net Sales Three Months Ended July 2, 2016	**$ 153.0**	**$ 199.1**	**$ 70.4**	**$ 422.5**	**$ 41.8**	**$ 56.3**	**$ 22.4**	**$ 543.0**

Change in Net Sales - 2Q 2015 over 2Q 2016

Change in Net Sales -2Q15 to 2Q16	Rendering Sales							
	Fats	Proteins	Other	Total Rendering	Used Cooking Oil	Bakery	Other	Total
Net Sales Second Quarter Ended July 4, 2015	$ 139.9	$ 209.9	$ 60.1	$ 409.9	$ 43.1	$ 54.3	$ 22.1	$ 529.4
Changes:								
Increase/(Decrease) in sales volumes	8.1	24.6	-	32.7	0.1	1.0	-	33.8
Increase/(Decrease) in finished good prices	5.0	(36.0)	-	(31.0)	(1.4)	1.1	-	(31.3)
Decrease due to currency exchange rates	(0.1)	0.6	0.8	1.3	(0.1)	-	-	1.2
Other change	-	-	9.5	9.5	-	-	0.4	9.9
Total Change:	**$ 13.0**	**$ (10.8)**	**$ 10.3**	**$ 12.5**	**$ (1.4)**	**$ 2.1**	**$ 0.4**	**$ 13.6**
Net Sales Second Quarter Ended July 2, 2016	**$ 152.9**	**$ 199.1**	**$ 70.4**	**$ 422.4**	**$ 41.7**	**$ 56.4**	**$ 22.5**	**$ 543.0**

DARLING INGREDIENTS

16 Change in Net Sales – Six Months Ended July 4, 2015 over July 2, 2016 Fats Proteins Other Total Rendering Used Cooking Oil Bakery Other Total Net Sales Second Quarter Ended July 4, 2015 286.6$ 429.9$ 127.8$ 844.3$ 79.2$ 108.1$ 45.3$ 1,076.9$ Changes: Increase/(Decrease) in sales volumes 12.5 34.5 - 47.0 1.5 2.7 - 51.2 Increase/(Decrease) in finished good prices (19.3) (91.4) - (110.7) (4.5) 0.1 - (115.1) Decrease due to currency exchange rates (1.6) (1.9) (0.3) (3.8) (0.2) - (0.1) (4.1) Other change - - 9.5 9.5 - - 0.7 10.2 Total Change: (8.4)$ (58.8)$ 9.2$ (58.0)$ (3.2)$ 2.8$ 0.6$ (57.8)$ Net Sales Second Quarter Ended July 2, 2016 278.2$ 371.1$ 137.0$ 786.3$ 76.0$ 110.9$ 45.9$ 1,019.1$ Rendering Sales Change in YTD Net Sales 2Q15 to 2Q16 Feed Ingredients Segment

17

Feed Segment - Historical

US$ and metric tons (millions)	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Total 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Total 2015	Q1 2016	Q2 2016
Revenue (A)	$586.1	$622.1	$607.3	$606.0	$2,421.5	$547.5	$529.4	$525.2	$472.2	$2,074.3	$476.2	**$542.9**
Gross Margin (1)	142.5	165.4	132.5	132.5	572.9	123.5	124.5	116.2	96.7	460.9	103.5	**126.8**
Gross Margin % (1)	24.3%	26.6%	21.8%	21.9%	23.7%	22.6%	23.5%	22.1%	20.5%	22.2%	21.7%	**23.4%**
Operating Income (2)	37.5	74.7	46.4	33.6	192.2	35.4	35.4	35.6	10.1	116.5	13.9	**41.4**
Adjusted Operating Income (1)	52.3	76.2	46.4	33.6	208.5	35.4	35.4	35.6	10.1	116.5	13.9	**41.4**
EBITDA (2)	76.1	114.6	84.2	76.4	351.3	75.5	75.9	76.5	54.4	282.3	58.3	**83.5**
Adjusted EBITDA (1)	90.9	116.1	84.2	76.4	367.6	75.5	75.9	76.5	54.4	282.3	58.3	**83.5**
Adjusted EBITDA/Revenue	15.5%	18.7%	13.9%	12.6%	15.2%	13.8%	14.3%	14.6%	11.5%	13.6%	12.2%	**15.4%**
Raw Material Processed (3) (millions of metric tons)	1.73	1.73	1.73	1.92	7.11	1.87	1.83	1.86	1.89	7.45	1.97	**1.97**

(1) Has impact of inventory step-up in 1st and 2nd quarter of 2014.
(2) Exclusive of non-cash inventory step-up and Darling Ingredients International 13th week during 2014.
(3) Raw material process volumes in 2014 have been adjusted to include additional blending materials.

(A) Quarters 1, 2 and 3 revenues have been adjusted for re-class between sales and cost of sales in 2014.



DARLING INGREDIENTS

Food Segment - Historical

18

US$ and metric tons (millions)	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Total 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Total 2015	Q1 2016	Q2 2016
Revenue (A)	293.5	331.4	301.4	322.0	1,248.3	270.2	283.4	269.2	272.1	1,094.9	247.9	**272.1**
Gross Margin (1)	62.3	65.3	64.2	63.4	255.2	53.5	60.2	54.8	62.9	231.4	62.3	**57.8**
Gross Margin % (1)	21.2%	19.7%	21.3%	19.7%	20.4%	19.8%	21.2%	20.4%	23.1%	21.1%	25.1%	**21.2%**
Operating Income/(Loss) (2)	(12.1)	11.3	14.0	13.7	26.9	10.8	15.5	11.6	23.3	61.2	21.9	**19.7**
Adjusted Operating Income (1)	20.9	14.7	14.0	13.7	63.3	10.8	15.5	11.6	23.3	61.2	21.9	**19.7**
EBITDA (2)	5.3	30.9	32.6	31.4	100.2	28.0	32.3	28.7	39.1	128.1	38.6	**37.4**
Adjusted EBITDA (1)	38.3	34.3	32.6	31.4	136.6	28.0	32.3	28.7	39.1	128.1	38.6	**37.4**
Adjusted EBITDA/Revenue	13.0%	10.4%	10.8%	9.7%	10.9%	10.4%	11.4%	10.7%	14.4%	11.7%	15.6%	**13.7%**
Raw Material Processed (millions of metric tons)	0.25 (3)	0.27	0.26	0.28	1.06	0.27	0.28	0.26	0.26	1.07	0.27	**0.27**

(1) Has impact of inventory step-up in 1st and 2nd quarter in 2014.
(2) Exclusive of non-cash inventory step-up and Darling Ingredients International 13th week during 2014.
(3) Raw material process volumes for the first quarter 2014 have been adjusted to be consistent with the presentation of the second quarter figures in 2014.

(A) Quarters 1, 2 and 3 revenues have been adjusted for re-class between sales and cost of sales in 2014.



DARLING INGREDIENTS

19

Fuel Segment - Historical

US$ and metric tons (millions)	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Total 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Total 2015	Q1 2016	Q2 2016
Revenue	$66.7	$77.7	$70.0	$72.2	$286.6	$57.0	$46.5	$59.3	$65.4	$228.2	$55.6	**$62.2**
Gross Margin	15.3	15.9	17.8	10.0	59.0	13.2	6.3	11.4	20.2	51.1	14.9	**15.6**
Gross Margin %	21.1%	20.5%	25.4%	13.9%	20.6%	23.1%	13.5%	19.2%	30.9%	22.4%	26.8%	**25.1%**
Operating Income (1)	2.3	5.2	2.8	10.9	21.2	2.5	2.0	0.2	12.5	17.2	6.1	**6.6**
Adjusted Operating Income (2)	3.5	5.2	2.8	10.9	22.4	2.5	2.0	0.2	12.5	17.2	6.1	**6.6**
EBITDA (2)	9.7	11.1	11.5	16.9	49.2	9.1	8.6	7.0	19.2	43.9	13.0	**13.8**
Adjusted EBITDA (1)	10.9	11.1	11.5	16.9	50.4	9.1	8.6	7.0	19.2	43.9	13.0	**13.8**
Pro forma Adjusted EBITDA (4)	12.2	12.3	13.0	12.8	50.4	10.2	10.6	9.1	14.0	43.9	13.0	**13.8**
Adjusted EBITDA/Revenue	16.3%	14.3%	16.4%	23.4%	17.6%	16.0%	18.5%	11.8%	29.4%	19.2%	23.4%	**22.2%**
Raw Material Processed * (millions of metric tons)	0.23 (3)	0.24	0.26	0.33	1.07	0.30	0.29	0.27	0.31	1.17	0.28	**0.30**

***Excludes raw material processed at the DGD joint venture.**

Diamond Green Diesel (50% Joint Venture)

US$ (millions)	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Total 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Total 2015	Q1 2016	Q2 2016
EBITDA (Darling's share)	$9.1	5.9	2.9	63.7	$81.6	2.3	7.9	(8.3)	86.6	$88.5	$9.6	**$18.3**
Pro forma Adjusted EBITDA (4)	$22.9	24.3	12.5	21.8	$81.6	19.6	30.2	11.7	27.0	$88.5	$9.6	**$18.3**

(1) Exclusive of non-cash inventory step-up and Darling Ingredients International's 13th week in 2014.
(2) Has impact of inventory step-up in 1st quarter and Darling Ingredients Int'l 13th week in 2014.
(3) Raw material process volumes for the first quarter 2014 have been adjusted to be consistent with the presentation of the second quarter figures 2014.
(4) Pro forma Adjusted EBIDTA includes blender's tax credit throughout full years in 2014 and 2015.

(A) Quarters 1, 2 and 3 revenues in 2014 have been adjusted for re-class between sales and cost of sales.



DARLING INGREDIENTS

20

Jacobsen, Wall Street Journal and Thomson Reuters
Historical Pricing

2016 Finished Product Pricing Feed Segment Ingredients	2016 Average Jacobsen Prices (USD)								
	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July
Bleachable Fancy Tallow - Chicago Renderer / cwt	$23.53	$27.10	$30.09	$27.07	$32.93	$32.81	$31.64	$32.57	$29.95
Yellow Grease - Illinois / cwt	$19.03	$20.89	$23.51	$21.25	$26.40	$27.56	$25.95	$26.77	$24.54
Meat and Bone Meal - Ruminant - Illinois / ton	$184.74	$198.38	$272.84	$220.98	$314.17	$305.00	$356.59	$328.26	$378.75
Poultry By-Product Meal - Feed Grade - Mid South/ton	$247.11	$235.00	$263.64	$249.10	$308.10	$296.79	$307.73	$305.58	$380.88
Poultry By-Product Meal - Pet Food - Mid South/ton	$498.03	$497.50	$521.48	$506.31	$573.81	$505.83	$588.64	$557.81	$649.38
Feathermeal - Mid South / ton	$255.39	$244.88	$325.45	$277.21	$409.88	$319.05	$342.73	$358.91	$476.88

2016 Cash Corn Pricing Competing Ingredient for Bakery Feeds and Fats	2016 Average Wall Street Journal Prices (USD)								
	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July
Corn - Track Central IL #2 Yellow / bushel	$3.58	$3.54	$3.52	$3.55	$3.63	$3.77	$3.85	$3.75	$3.28

European Benchmark Pricing 2016	2016 Average Thomson Reuters Prices (USD)								
	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July
Palm oil - CIF Rotterdam / metric ton	$565	$646	$686	$632	$720	$702	$684	$702	$648
Soy meal - CIF Rotterdam / metric ton	$339	$326	$320	$328	$341	$420	$465	$409	$439

2015 Finished Product Pricing Feed Segment Ingredients	2015 Average Jacobsen Prices (USD)																
	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Bleachable Fancy Tallow - Chicago Renderer / cwt	$29.16	$29.14	$30.53	$29.66	$28.69	$28.95	$29.91	$29.18	$29.00	$29.64	$29.62	$29.42	$22.91	$20.00	$20.00	$21.18	$27.36
Yellow Grease - Illinois / cwt	$24.54	$24.34	$24.81	$24.58	$22.36	$22.84	$24.50	$23.24	$23.80	$21.19	$19.55	$21.48	$18.02	$17.51	$18.00	$17.86	$21.79
Meat and Bone Meal - Ruminant - Illinois / ton	$402.13	$375.53	$377.95	$385.12	$387.02	$359.75	$304.20	$348.88	$338.18	$385.00	$343.10	$354.91	$280.68	$251.58	$217.27	$249.29	$334.55
Poultry By-Product Meal - Feed Grade - Mid South/ton	$466.00	$460.26	$468.18	$465.00	$487.14	$427.25	$370.91	$426.94	$376.70	$399.64	$402.50	$391.55	$376.93	$334.74	$293.41	$334.67	$404.54
Poultry By-Product Meal - Pet Food - Mid South/ton	$712.50	$629.61	$625.00	$655.12	$607.74	$520.00	$446.59	$521.50	$478.18	$568.21	$557.14	$532.45	$477.27	$463.95	$467.61	$469.49	$544.64
Feathermeal - Mid South / ton	$538.63	$460.39	$565.00	$523.77	$579.17	$491.75	$430.57	$499.13	$467.95	$555.00	$476.67	$499.12	$404.20	$369.47	$329.43	$367.06	$472.27

2015 Cash Corn Pricing Competing Ingredient for Bakery Feeds and Fats	2015 Average Wall Street Journal Prices (USD)																
	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Corn - Track Central IL #2 Yellow / bushel	$3.65	$3.68	$3.66	$3.66	$3.55	$3.48	$3.49	$3.51	$3.81	$3.49	$3.56	$3.62	$3.65	$3.60	$3.68	$3.64	$3.61

European Benchmark Pricing 2015	2015 Average Thomson Reuters Prices (USD)																
	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Palm oil - CIF Rotterdam / metric ton	$619	$698	$652	$656	$645	$653	$651	$650	$603	$505	$565	$558	$565	$555	$569	$563	$607
Soy meal - CIF Rotterdam / metric ton	$456	$442	$410	$436	$403	$392	$393	$396	$394	$381	$365	$380	$367	$353	$336	$352	$391

DARLING INGREDIENTS

Process USA Canada Europe China S. America Australia Total: Rendering - (C3 By-products & UCO) 92 5 18 115 Bakery 10 10 Used Cooking Oil processing only 8 1 9 Disposal Rendering - (C1 & C2) 6 6 Food Grade Fat Processing 5 5 Blood Processing 1 4 5 1 11 Bone Processing 2 2 Bio Diesel 1 1 2 Renewable Diesel 1 1 Gelatin 2 4 4 3 13 Casings 4 1 5 Environmental Services 4 1 5 Fertilizer 1 1 Pet Food 3 1 4 Hides 3 3 6 126 6 49 10 3 1 195 Under Construction: Rendering 2 21 European categories for rendering of animal by-products: • C3 – food-grade material, for food and feed products • C2 – unfit for food or animal feed, can be used as fertilizer • C1 – must be destroyed; used to generate green energy * Note: List excludes administrative and dedicated sales offices. *Includes transfer stations and blending Locations by Continent and Process

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considers as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity, and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Since EBITDA (generally, net income plus interest expenses, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long-lived asset impairment, interest expense, (income)/loss from discontinued operations, net of tax, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities and 5.375% Notes and 4.75% Notes that were outstanding at July 2, 2016. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities and 5.375% Notes and 4.75% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange impact on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization. 22 Non-U.S. GAAP Measures